Exhibit 5

Howell C. Mette Robert Moore Charles B. Zwally Peter J. Ressler James A. Ulsh Jeffrey A. Ernico	Mary Alice Busby Kathryn L. Simpson Thomas F. Smida Paula J. Leicht Timothy A. Hoy Henry W. Van Eck
METTE, EVANS & WOODSIDE
A PROFESSIONAL CORPORATION
Attorneys at law

3401 NORTH FRONT STREET
P.O. BOX 5950
HARRISBURG, PA 17110-0950

IRS NO.
23-1985005

 TELEPHONE FACSIMILE
  (717) 232-5000 (717) 236-1816

Toll Free: 1-800-962-5097
______
http://www.mette.com
		Mark D. Hipp Ronald L. Finck Randall G. Hurst* Melissa L. Van Eck Heather Z. Kelly Aaron T. Domoto	James W. Evans 1926 - 2008 _____ * Maryland Bar
December 2, 2011

Board of Directors
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111

Re:    Metro Bancorp, Inc. Registration Statement on Form S-3 for Dividend Reinvestment and Stock Purchase Plan

Gentlemen:

We have acted as counsel to Metro Bancorp, Inc., a Pennsylvania corporation (“Company”), in connection with the filing under the Securities Act of 1933 (“Act”) of the above-referenced Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (“SEC”).  The Registration Statement relates to the offering of 500,000 shares of the Company's common stock, par value $1.00 per share ("Shares"), pursuant to the Metro Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan (“Plan”).

In connection with this opinion, we have reviewed the Pennsylvania Business Corporation Law, the Company's Articles of Incorporation and Bylaws and such other documents and records as we have deemed appropriate for the purpose of this opinion.  We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the Pennsylvania Business Corporation Law. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that may change the opinion expressed herein after the date hereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
METTE, EVANS & WOODSIDE
/s/ Mette, Evans & Woodside